Promissory Note

"Note"

$200,000.00	March 22nd, 2019

Borrower: Parashar Patel and Jimmy Lee, Jointly

_______________________________________

_______________________________________

Lender: Old Sawmill Partners, LLC 7441 Tracyton Blvd
Bremerton, WA 98311

1.	Loan Terms. Lender and Borrower agree that Borrower shall be obligated to Lender for the amount of TWO HUNDRED THOUSAND DOLLARS ($200,000.00), in connection with the payment obligation on the part of the Borrower for the Series B Preferred shares of Premier Products Group, Inc. Collateral identified in Security Agreement – Series B Preferred shares of Premier Products Group, Inc.
2.	Payment Amount. For value received the Borrower agrees to pay to Lender or its assigns the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) at 7441 Tracyton Blvd, Bremerton, WA 98311 or at such other place as Lender or its assigns may appoint, plus interest thereon as set forth herein.
3.	Interest. No Interest shall be charged, through the June 30, 2019 due date.
4.	Payment Terms. Due and payable in full no later than June 30, 2019.
5.	Default. The balance due under this Note may, at the option of Lender, be declared immediately due and payable, should Borrower breach the terms of this Agreement of the Security Agreement. Borrower waives presentment for payment, protest, notice of dishonor, and notice before declaring a default. Lender may delay in enforcing its rights or in giving any notices without losing its rights.
6.	Notices. All notices to be given to Borrower with regard to this Note must be in writing and will be deemed delivered forty-eight (48) hours after deposit in the United States mail, registered or certified, addressed to Borrower at the mailing address for Borrower or to such other address as Borrower may have specified by prior notice in writing, or receipt of notice by Escrow agent.
7.	Attorney Fees. In the event this Note is placed in the hands of any attorney for collection, regardless of whether or not a lawsuit is filed, the Borrower shall reimburse Lender for any reasonable attorney fees incurred. In case litigation is instituted, including any bankruptcy or arbitration proceedings, arising out of this Note, the losing party shall pay the prevailing party’s reasonable attorney fees, together with all expenses which may reasonably be incurred in taking such action, including but not limited to, costs incurred in searching records, the costs of title reports and expert witness fees, and anticipated post-judgment collection services. If any appeal is taken from any judgment of the trial court, the losing party shall pay the prevailing party in the appeal its reasonable attorney’s fees and costs in such appeal.

8.	Governing Law. This Note is governed by the law of the state of Washington without regard for conflict of laws principles; provided, however, that to the extent the holder of this Note has greater rights or remedies under federal law, this provision shall not be deemed to deprive the holder of such rights and remedies as may be available under federal law.

BORROWERS:

PARSHAR PATEL

/s/ Parashar Patel
Signature

JIMMY LEE

/s/ Jimmy Lee
Signature

LENDER:

OLD SAWMILL PARTNERS, LLC

/s/ Terry L. Stein
By: Terry L. Stein, Manager
Signature